Exhibit No. 99

PRESS RELEASE

CITIZENS FIRST BANCORP, INC.

CONTACT:
Marshall J. Campbell
Chairman
Citizens First Bancorp, Inc.
(810) 987-8300

CITIZENS FIRST BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE

     Port Huron, Michigan, February 15, 2005 — Citizens First Bancorp, Inc. (the “Company”) (NASD:CTZN) announced today that its annual meeting of stockholders will be held on May 26, 2005 at 10:00 a.m., eastern time, at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan. The record date for shareholders entitled to vote at the annual meeting is March 28, 2005.